Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Greenlane Holdings, LLC

Boca Raton, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 2019, relating to the consolidated financial statements of Greenlane Holdings, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

West Palm Beach, Florida

March 20, 2019